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                                                                    EXHIBIT 10.5

                                    SUBLEASE


          This Sublease made the 20th day of October, 1999, between Staff Builders, Inc., a New York Corporation, hereinafter referred to as Sublandlord, and ATC Healthcare Services, Inc., a Georgia Corporation, hereinafter referred to as Subtenant.

          WITNESSETH, that the Sublandlord leases to the Subtenant and the Subtenant hereby takes from the Sublandlord, the following premises to wit:

                               1983 Marcus Avenue
                             Lake Success, NY 11042
        Space located on the second floor consisting of 2,030 square feet

          To be used in accordance with the terms of this Sublease and for no other purpose for a term to commence on the date hereof, and to continue on a month to month basis thereafter at the rent as hereinafter provided, payable in equal monthly installments in advance on the 20th day of each and every calendar month during said term.

          The said premises are a portion of same premises referred to in the Master Lease dated October 1, 1993, as amended on October 28, 1998 (the "Master Lease") between Matterhorn USA, Inc., as the Landlord and Staff Builders, Inc., a New York corporation, as the Tenant. The terms, covenants, provisions and conditions of said Master Lease are hereby incorporated herein and shall be binding upon all parties with the exception of Section 6 of the Master Lease pertaining to the payment of rent and additional rent. The SubLandlord represents that the Master Lease is in full force and effect as of this date. The Subtenant represents that the Subtenant has been provided a copy of the Master Lease and agrees to its terms.

          The total monthly rent payable hereunder shall be $4,016.67. Rent will be due and payable on the twentieth day of the month at the address of the SubLandlord at the location indicated below.

          All notices, demands, requests, consents and approvals shall be in writing and sent by United States certified or registered mail, or via hand delivery, to the following address:

          If to SubLandlord:   Staff Builders, Inc.
                               1983 Marcus Avenue CB7011
                               Lake Success, NY 11042-7701

          If to Subtenant:     ATC Healthcare Services, Inc.
                               2675 Paces Ferry Road, Suite 400
                               Atlanta, GA  30339


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If to Landlord:            Matterhorn USA, Inc.
                           c/o BDB Management, Inc.
                           6800 Jericho Turnpike
                           Syosset, NY  11791

Except as specifically modified hereby, Subtenant shall have and enjoy all of the rights of "Tenant" under the Master Lease.

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IN WITNESS WHEREOF, the parties have executed this Sublease Agreement as of the date first above written.

SUBLANDLORD:
Staff Builders, Inc., a New York Corporation



By:   /s/ Dale R. Clift
      --------------------------------------------
      Name: Dale R. Clift
      Title: President and Chief Operating Officer


SUBTENANT:
ATC Healthcare Services, Inc., a Georgia Corporation



By:  /s/ Stephen Savitsky
     --------------------------------------------
     Name: Stephen Savitsky
     Title: Chairman of the Board and Chief Executive Officer